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                                                                   EXHIBIT 10.43

                                                                  EXECUTION COPY

                           CHANGE IN CONTROL AGREEMENT

         This Change in Control Agreement (this "Agreement") is made and entered into as of April 6, 1999, by and between Southern Foods Group, L.P., a Delaware limited partnership (the "Partnership"), Dairy Farmers of America, Inc., a Kansas cooperative marketing association ("DFA"), Pete Schenkel ("Schenkel"), and Anthony R. Ward ("Ward").

         WHEREAS, Ward has made substantial contributions to the increase that has occurred in the value of the Partnership and its business operations, and the Partnership desires to reward Ward and align his personal financial interests with those of the Partnership and its partners by entering into this Agreement; and

         WHEREAS, Schenkel and DFA are hereinafter referred to collectively as the "Partners"; and

         WHEREAS, capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement");

         NOW, THEREFORE, in consideration of the premises, the mutual terms and conditions herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definition of Change in Control. For the purposes of this Agreement, "Change in Control" means (a) the redemption by the Partnership or the transfer or sale to DFA of all or substantially all of Schenkel's Common Partner Interests in the Partnership (but only if such redemption or transfer or sale is in connection with any of the events described in subsections (c), (d) and (e) of this Paragraph 1); (b) the transfer or sale to an Outside Party (as hereinafter defined) of all or substantially all of Schenkel's Common Partner Interests in the Partnership; (c) the transfer or sale to an Outside Party of all or substantially all of the Common Partner Interests in the Partnership; (d) the merger, consolidation or other combination of the Partnership with one or more unaffiliated partnerships, corporations or other entities, in which the Partnership is not the surviving entity (or survives only as the subsidiary of another entity); or (e) the transfer, sale, assignment or other disposition of all or substantially all of the assets of the Partnership to an Outside Party. As used herein, "Outside Party" means any entity or person other than the Partners or any entity or person that directly or indirectly controls, is controlled by, or is under common control with, either of the Partners.

         2. Payment to Ward Upon Change in Control. As part of or in connection with any Change in Control, the Partnership agrees to pay or the Partnership and the Partners otherwise agree to cause Ward to receive, as compensation for services rendered, the aggregate value set forth below, which, to the extent possible, shall consist of consideration of the same type (cash, securities and other property, rights or interests of any description) and be paid in the same manner as is issued or



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issuable to the holders of Common Partner Interests in the Partnership in exchange for such Common Partner Interests as part of or in connection with the Change in Control, in accordance with the following terms and conditions:

                  (a) Amount of Consideration. The aggregate amount of such consideration (the "Consideration Amount") shall be equal to the excess of (i) the consideration which Ward would be entitled to receive in such Change in Control as if he was the holder at the time of such Change in Control of the Ward Deemed Partnership Interest (as hereinafter defined) and such interest was subject to the same adjustments or special allocations (on a proportionate basis) as Schenkel has at any time after the date hereof agreed would be applicable to Schenkel's Common Partner Interest in the Partnership under the Partnership Agreement or any other binding written agreement, over (ii) $1,000,000 in value of such consideration (as determined in good faith by the Partnership and allocated among cash and non-cash items in the same proportions as the consideration that Schenkel receives in the Change in Control). The payment to Ward of the Consideration Amount (as increased by the Gross-Up Payment described below) shall proportionately reduce the amount of consideration in the Change in Control that each of the Partners shall receive in respect of their Common Partner Interests. For purposes of this Agreement, the "Ward Deemed Partnership Interest" at the time of a Change in Control shall mean such Common Partner Interest as would be held by Ward at such time if, as of the date hereof, Ward held a two percent (2%) Common Partner Interest and the actual holders of Common Partner Interests held, instead of the Common Partner Interests actually held, the Common Partner Interests shown below for such
Partners:

                  SFG Management Limited Liability Company             .98%
                  Pete Schenkel                                      48.51%
                  Dairy Farmers of America, Inc.                     48.51%
                  Anthony R. Ward                                     2.00%
                                                                    ------
                                                                    100.00%
                                                                    ======

         In addition, the Consideration Amount shall be increased by an additional cash payment (the "Gross-Up Payment") which will be in an amount such that, after payment by Ward of all applicable federal income taxes, Medicare taxes and Utah state taxes on the Consideration Amount and on the Gross-Up Payment, Ward is in substantially the same position as if the Consideration Amount were treated as a gain recognized on a sale by Ward of a Common Partner Interest in the Partnership, the gain from which would be taxed for applicable federal and state tax purposes as long term capital gains taxed at the applicable federal and state tax rates for long term capital gains in effect as of the date of the Change in Control.

                  (b) Payment of Consideration. The Consideration Amount plus the Gross-Up Payment shall be payable hereunder not later than the closing of the Change in Control.

                  (c) No Amendment to Adversely Affect Ward's Rights. Each of the Partners hereby agrees not to amend the Partnership Agreement in any manner which would adversely affect Ward's rights hereunder, without the prior written consent of Ward, except for (i) an amendment pursuant to which Schenkel agrees to a special allocation or similar adjustment applicable to Schenkel's Common Partner Interest in the Partnership, as contemplated in Paragraph 2(a) above, or
(ii) an amendment which generally applies to all holders of Common Partner Interests. The



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Partnership shall promptly notify Ward of any such amendments or the entry into any other binding agreement relating to special allocations or other adjustments applicable to Schenkel's Common Partner Interest.

         3. Coordination with Release of Claims, Confidentiality and Non-Competition Agreement.

                  (a) Termination of this Agreement. In the event that (i) Ward's employment with the Partnership terminates and he is entitled to receive payments under that certain Release of Claims, Confidentiality and Non-Competition Agreement of even date herewith between the Partnership and Ward (the "Other Agreement"), and (ii) he does not elect to terminate the Other Agreement pursuant to the applicable provisions of Paragraph 6 thereof, then this Agreement shall terminate as of the close of the thirty (30) day period following the Calculation Date described in Paragraph 6 of the Other Agreement, subject to the provisions of Paragraph 7 thereof in the event a Change in Control occurs within one year following the Calculation Date.

                  Upon such termination of this Agreement, Ward shall no longer be entitled to receive any payments whatsoever under this Agreement and neither the Partners nor the Partnership shall be obligated to pay or cause to be paid the Consideration Amount, the Gross-Up Payment or any other amounts hereunder should a Change in Control thereafter occur. In addition, notwithstanding anything contained herein to the contrary, upon payment of the Consideration Amount and the Gross-Up Payment hereunder, this Agreement shall thereupon terminate and shall not be effective for any subsequent Change in Control.

                  (b) Offset of Previous Amounts Paid. In the event that a Change in Control occurs within the 180 day period following the Calculation Date under the Other Agreement, Ward shall nonetheless be entitled to receive the Consideration Amount and the Gross-Up Payment as set forth herein; provided, however, that the cash portion of the consideration due hereunder shall be reduced by the aggregate amount of any payments made by the Partnership to Ward under the Other Agreement.

         4. Transferability: Rights of Ward's Heirs and Successors. This Agreement is not transferable by Ward during his life. If any rights exercisable by Ward or deliverable to Ward under this Agreement have not been exercised or delivered, respectively, at the time of Ward's death, such rights shall be exercisable by his estate or by the beneficiary or beneficiaries designated by Ward in a writing filed with the Secretary of the Partnership prior to his death.

         5. No Rights As a Partner. This Agreement does not confer, and Ward shall not have, any rights of a partner in the Partnership.

         6. Application of Withholding Taxes. The parties agree that all payments to Ward hereunder will constitute payment of compensation for services rendered to the Partnership. Ward acknowledges that all such payments shall be subject to applicable tax withholding and payroll taxes, including without limitation state and federal income taxes and FICA and Medicare taxes. Ward agrees that such required tax withholdings shall be a condition for receiving the Consideration Amount and the Gross-Up Payment.



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         7.       Miscellaneous.

                  (a) Notices. Any notices, claims or demands which any party is required or may desire to give to another under or in conjunction with this Agreement shall be in writing, and shall be given by addressing the same to such other party(ies) at the address set forth below, and by (i) depositing the same so addressed, postage prepaid, first class, certified or registered, in the United States mail (herein referred to as "Mailing"), (ii) overnight delivery by a nationally recognized overnight courier service (e.g. UPS, Federal Express),
(iii) delivering the same personally to such other party(ies), or (iv) if a fax number is listed below, transmitting by facsimile and Mailing the original. Any notice shall be deemed to have been given five (5) U.S. Post Office delivery days following the date of Mailing; one business day after timely delivery to an overnight courier; if by personal delivery, upon such delivery; or if by facsimile, the day of transmitter's confirmation of receipt of a facsimile transmission if transmitted within customary business hours, or if not transmitted within customary business hours, the following business day.

                           If to the Partnership or Schenkel:

                                   Southern Foods Group, L.P.
                                   3114 South Haskell
                                   Dallas, Texas 75223
                                   Attention: Mr. Pete Schenkel
                                   Fax No.: (214) 821-1686

                           If to DFA:

                                   Dairy Farmers of America, Inc.
                                   Northpointe Tower
                                   10220 North Executive Hills Blvd., Suite 1000 Kansas City, Missouri 64153
                                   Attention: Mr. Jerry Bos
                                   Fax No.: (816) 801-6593

                           If to Ward:

                                   Mr. Anthony R. Ward
                                   3184 East 4100 North
                                   Liberty, Utah 84310
                                   Fax No.:
                                           -----------------

Any party may change its address for notice by giving notice in accordance with the terms of this Section 7(a).

                  (b) Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.



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                  (c) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

                  (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions or warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                  (e) Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns.

                  (f) Remedies. If Ward shall file any judicial action for enforcement of this Agreement and successfully recover compensation or damages, he shall be entitled to recover in such proceeding an additional amount equal to interest at ten percent (10%) per annum on the amount recovered from the date such amount was due and payable together with all expenses and reasonable attorneys' fees incurred in obtaining legal advice and counseling respecting his rights under this Agreement and in prosecuting and disposing of such action. The provisions of this Section shall be cumulative and without prejudice to any other right or remedy to which Ward may be entitled either at law, in equity or under this Agreement and shall not constitute the exclusive remedy of Ward for breach of this Agreement.

                  (g) Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provisions by either party or of the breach of any other term or provision of this Agreement.

                  (h) Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph or provision of this Agreement.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                          SOUTHERN FOODS GROUP, L.P.

                                          By: SFG Management Limited Liability
                                              Company


                                              By:
                                                 ----------------------------
                                              Its:
                                                  ---------------------------

                                          DAIRY FARMERS OF AMERICA, INC.


                                          By:
                                             --------------------------------
                                          Its:
                                              -------------------------------


                                          -----------------------------------
                                          PETE SCHENKEL


                                          -----------------------------------
                                          ANTHONY R. WARD



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